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                                                              ISIN: XS0066478800
                                                            COMMON CODE: 6647880
                                                                  (BEARER NOTES)

                                                              ISIN: XS0069763281
                                                            COMMON CODE: 6976328
                                                 (REGISTERED REGULATION S NOTES)

                          U.S. OFFICE PRODUCTS COMPANY

                           OFFER TO PURCHASE FOR CASH
     ANY AND ALL OUTSTANDING 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2003
                       PURSUANT TO THE OFFER TO PURCHASE
                               DATED MAY 5, 1998

             THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 3:00 P.M., LONDON TIME, ON WEDNESDAY, JUNE 3, 1998, UNLESS EXTENDED (SUCH DATE
         AND TIME, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE").

    To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

    Enclosed for your consideration is an Offer to Purchase (the "Offer to Purchase") and a form of Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), relating to the offer by U.S. Office Products Company (the "Company") to purchase for cash any and all of its outstanding 5 1/2% Convertible Subordinated Notes due 2003 (the "Notes") held in bearer form or held in the form of Registered Regulation S Notes (as defined in the Offer to Purchase). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

    The consideration payable pursuant to the Offer to a Holder who validly tenders Notes prior to the Expiration Date (and does not validly withdraw such Notes) shall be 94.5% of the principal amount of the Notes so tendered, plus accrued and unpaid interest, if any, up to, but not including, the date upon which the Company pays for the Notes tendered and accepted pursuant to the Offer.

    We are asking you to contact your clients for whom you hold Notes. The Company will pay all transfer taxes, if any, applicable to the tender of Notes to it or to its order, except as otherwise provided in the Offer.

    Enclosed herewith are copies of the following documents:

        1. An Offer to Purchase dated May 5, 1998;

        2. A Letter of Transmittal for the use and information of your clients who hold Notes in definitive form, which will be physically delivered by such persons;

        3. A Notice of Guaranteed Delivery to be used to accept the Offer if Notes held in definitive form and all other required documents cannot be delivered to the Tender Agent prior to the Expiration Date; and

        4. A form of a letter which may be sent to your clients for whose account you hold the Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

    Euroclear and Cedel participants will be able to tender Notes electronically through Euroclear or Cedel, as the case may be, in accordance with the standard procedures of Euroclear or Cedel, respectively. No Letters of Transmittal will be required to tender Notes electronically through Euroclear or Cedel.
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    The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of the Notes pursuant to the Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients as described in the Offer to Purchase under the caption "Fees and Expenses."

    PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 3:00 P.M., LONDON TIME, ON WEDNESDAY, JUNE 3, 1998, UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

    Additional copies of the enclosed materials may be obtained from the Tender Agent, at its address and telephone number set forth on the back cover of the enclosed Offer to Purchase.

                                          Very Truly Yours,

                                          BA Robertson Stephens International
                                          Limited

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE COMPANY, THE TENDER AGENT, THE TRUSTEE OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER WHICH IS NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.